EXHIBIT 10.38

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                        AMENDMENT - EMPLOYMENT AGREEMENT


THIS AGREEMENT, effective September 1, 1996 by and between Spaghetti Warehouse, Inc., a Texas Corporation, ("Company"), and Robert R. Hawk, a resident of the State of Texas, ("Employee").


                              W I T N E S S E T H:


WHEREAS, effective January 30, 1996 Employee entered into an employment contract with Company ("Agreement") under which Employee agreed to render certain services for the benefit of Company in consideration of Company's obligations as set forth in such Agreement; and

WHEREAS, due to a reorganization of Company, the services being rendered on behalf of Company and its subsidiaries relate primarily (but not exclusively) to matters for which responsibility has been assigned to Spaghetti Warehouse Service Corporation ("Service Corp."); and

WHEREAS, Company, the Employee, and Service Corp. believe it is appropriate that Service Corp. be substituted for Company under the Agreement; and

WHEREAS, in accordance with the provisions of the Agreement, in order to accomplish such substitution, Company and Employee must enter into a written agreement.

NOW THEREFORE, IT IS HEREBY AGREED by and between Company and Employee:

1.       Except as otherwise  required by the  context,  all  references  in the
                 Agreement to "Company" shall be deemed references to Service Corp.

2.       The last line of Section 6 shall be deleted in its entirety and the following substituted therefor:

                  "This Agreement may not be amended or terminated except by writing subscribed by Spaghetti Warehouse, Inc., Service Corp., and the Employee.

3. Notwithstanding the provisions of Section 1 above, Spaghetti Warehouse, Inc. shall remain secondarily liable to fulfill all conditions of the Agreement, as now or hereafter amended, and, without limitation, shall remain primarily liable for benefits under the Survivor Benefit Agreement with the Employee dated January 30, 1996.

4. This Amendment shall be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single Amendment.

IN WITNESS whereof the parties have agreed to this Amendment as of this 1st day of September, 1996.


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SPAGHETTI WAREHOUSE, INC.                                EMPLOYEE



By: /s/ Phillip Ratner                                   By: /s/ Robert R. Hawk
Phillip Ratner, President                                Robert R. Hawk
402 W. I-30                                              5610 Cambria Drive
Garland, Texas 75043                                     Rockwall, TX 75087

            --------------------------------------------------------
            --------------------------------------------------------


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                                 ACKNOWLEDGMENT

         Spaghetti Warehouse Service Corporation agrees that it shall be bound by all of the terms of the Agreement as amended by the foregoing Amendment.

         DATED as of the 1st day of September, 1996.


SPAGHETTI WAREHOUSE
SERVICE CORPORATION


By: /s/ Phillip Ratner
Phillip Ratner, President
402 W. I-30
Garland, Texas 75043




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